UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) December 2, 2011

Digerati Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-15687 (Commission File Number)	74-2849995 (I.R.S. Employer Identification No.)

3463 Magic Dr., Suite 202 San Antonio, Texas (Address of Principal Executive Offices)	78229 (Zip Code)

(210) 614-7240
(Registrant’s Telephone Number, Including Area Code)

________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Digerati Technologies, Inc. (the “Company”) announced that Ruben R. Caraveo resigned as Sr. Vice President of Operations and Technology, and also as President of Digerati Networks, Inc. (the Company's wholly owned subsidiary), effective December 2, 2011. The Company and Mr. Caraveo have agreed that his resignation will constitute a termination of employment.  Mr. Caraveo’s resignation is not a result of any disagreement with the Company or its executive officers, or any matter relating to the Company’s operations, policies or practices.  With respect to Mr. Caraveo’s resignation, the Company has further agreed to make a one-time payment in the amount of $39,022, such payment to be made in the form a contribution of the Company’s common stock to Mr. Caraveo’s retirement plan.

Item 9.01.  Financial Statements and Exhibits.

The following documents are filed as Exhibits to this report:

Exhibit No.	Description
99.1	Addendum to Employment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Digerati Technologies, Inc.

Date: December 7, 2011	By:	/s/ Antonio Estrada Jr.
Antonio Estrada Jr. Sr. VP of Finance & Corporate Controller